Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (“Registration Statement”) of American Beacon Funds of our reports each dated March 27, 2018, relating to the financial statements and financial highlights, which appears in American Beacon Acadian Emerging Markets Managed Volatility Fund’s, American Beacon Crescent Short Duration High Income Fund’s, American Beacon GLG Total Return Fund’s, American Beacon Global Evolution Frontier Markets Income Fund’s, American Beacon Grosvenor Long/Short Fund’s, American Beacon Numeric Integrated Alpha Fund’s and American Beacon SGA Global Growth Fund’s, (seven of the series constituting American Beacon Funds) Annual Report on Form N-CSR for the year ended January 31, 2018.  We also consent to the references to us under the headings “Financial Statements”, “Other Service Providers” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 30, 2018